Exhibit 10.2

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

SPEED COMMERCE, INC.

(Pursuant to Section 302A.401 of the

Minnesota Business Corporation Act)

Speed Commerce, Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Corporation”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article VI of the Articles of Incorporation of the Corporation, the following resolutions were adopted on June 2, 2014 by the Board of Directors of the Corporation (the “Board”) pursuant to Section 302A.401 of the Minnesota Business Corporation Act:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article VI of the Corporation’s Articles of Incorporation, out of the total authorized number of 10,000,000 shares of preferred stock, no par value (the “Preferred Stock”), there shall be designated a series of 3,566,666 shares which shall be issued in and constitute a single series to be known as “Series C Convertible Preferred Stock” (hereinafter called the “Series C Preferred Stock”). The shares of Series C Preferred Stock having the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1. Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Speed Commerce, Inc. (the “Certification of Designations”), the following terms shall have the respective meanings set forth below:

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Approved Stock Plan” means any employee benefit plan or other issuance, employment agreement or option grant or similar agreement which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, consultant, officer or director for services provided to the Corporation.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Change of Control Transaction” means the occurrence after the Subscription Date hereof of any of (i) an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with or enters into any share exchange or other business combination transaction with any other Person, or any Person merges into or consolidates with or enters into any share exchange or other business combination transaction with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or any substantial portion of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Board which is not approved by a majority of those individuals who are members of the Board on the Subscription Date (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) herein.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” has the meaning specified in the Purchase Agreement.

“Common Stock” means (i) the Corporation’s shares of Common Stock, no par value, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Conversion Price” means $3.00 per share, subject to adjustment as provided herein.

“Conversion Rate” means, as of any date, the rate determined by dividing the Series C Stated Value by the Conversion Price in effect on such date.

“Conversion Shares” means the shares of Common Stock into which the Series C Preferred Stock is convertible.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Convertibility Date” means the six-month anniversary of the Closing Date.

“Disposition” means to proposed sale by the Corporation of its distribution business as publicly disclosed by the Corporation prior to the date hereof.

“Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market or The NASDAQ Capital Market.

“Equity Conditions” means, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder on or prior to the dates so requested or required, if any, (ii) the Corporation shall not be in default in the payment of any Series C Dividends or any other amount payable under the Transaction Documents, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or all of such shares of Common Stock are then eligible to be sold without restriction pursuant to Rule 144, (iv) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Eligible Market (and the Corporation believes, in good faith, that trading of the Common Stock on an Eligible Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock issuable pursuant to the Transaction Documents, (vi) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated and (vii) no Holder is in possession of any information furnished by the Corporation to such Holder that constitutes, or may constitute, material non-public information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Securities” means: (i) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation pursuant to an Approved Stock Plan, (ii) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities that were issued and outstanding on the date immediately preceding the Subscription Date, provided such securities are not amended after the Subscription Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (iii) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, (iv) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series C Preferred Stock), and (v) capital stock, Options or Convertible Securities issued as consideration for an acquisition or strategic transaction approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (v), include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” means that the Corporation shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Holder” or “Holders” means the holder or holders of the Series C Preferred Stock.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Series C Preferred Stock in dividend rights or liquidation preference.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of (a) 50% and (b) the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the issuance of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means The NASDAQ Global Market.

“Purchase Agreement” means that certain purchase agreement dated as of June 2, 2014, by and among the Corporation and each of the investors party thereto.

“Registration Rights Agreement” means the agreement entered into among the Corporation and the initial holders of the Series C Preferred Stock as part of the Purchase Agreement for the registration of the Common Stock specified therein.

“Required Holders” means, as of any date, the holders of at least a majority of the Series C Preferred Stock outstanding as of such date.

“Series C Stated Value” means $3.00.

“Subscription Date” means June 2, 2014.

“Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Transaction Documents” has the meaning specified in the Purchase Agreement.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTC Pink marketplace operated by OTC Markets Group Inc. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21 with the term “Weighted Average Price” being substituted for the term “Conversion Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

2. Dividends.

(a)     Each Holder of Series C Preferred Stock, in preference and priority to the holders of all other classes or series of stock, shall be entitled to receive, out of assets legally available therefor and as declared by the Board or an authorized committee thereof, with respect to each share of Series C Preferred Stock then outstanding and held by such Holder, dividends, commencing from the date of issuance of such share of Series C Preferred Stock, at the rate of seven percent (7%) per annum of the Series C Stated Value (the “Series C Preferred Dividends”). The Series C Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the last day of March, June, September and December in each year, commencing June 30, 2014. Series C Preferred Dividends shall be payable either in cash or, at the option of the Corporation with respect to Series C Preferred Dividends accrued for periods on or prior to the first anniversary of the Closing Date, additional shares of Series C Preferred Stock (“PIK Shares”), with each PIK Share having a value equal to the Series C Stated Value and each PIK Share having a conversion price equal to the Conversion Price then in effect for the shares of Series C Preferred Stock immediately after giving effect to the issuance of such PIK Shares.

(b)     In the event that the Corporation shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Corporation, the Corporation shall, at the same time, pay to each holder of Series C Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series C Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking prior to the Series C Preferred Stock upon liquidation, the Holders of the Series C Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-converted basis) in the net assets of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other entity or entities nor the consolidation or merger of any entity or entities into the Corporation shall be deemed to be a liquidation within the meaning of this Section 3, but the sale, lease or conveyance of all or substantially all the Corporation’s assets (other than the Disposition) shall be deemed a liquidation within the meaning of this Section 3.

4. Conversion.

4.1  Optional Conversion. Subject to the terms and conditions of this Section 4, from and after the Convertibility Date, the Holder of any shares of Series C Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series C Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series C Preferred Stock so to be converted by the Series C Stated Value and the per share dividends accrued and unpaid thereon and dividing the result by the Conversion Price then in effect. Each holder of Series C Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice to the Corporation, by mail or fax to the Corporation’s then principal office, of a written notice of conversion (“Conversion Notice”). Each Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers by facsimile such Conversion Notice to the Corporation (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series C Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the applicable Conversion Date. Shares of Series C Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

4.2  Mandatory Conversion. Notwithstanding anything herein to the contrary, in the event that the Closing Bid Price per share of Common Stock as traded on an Eligible Market equals or exceeds $5.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for 28 Trading Days in a period of thirty (30) consecutive Trading Days commencing after the Convertibility Date, the Corporation, upon thirty (30) days prior written notice (the “Notice Period”) given to the Holder within three (3) Business Days immediately following the end of such thirty (30) Trading Day period (the “Mandatory Conversion Notice”), may mandatorily convert, without further action on the part of the Holders thereof, all but, except as provided below, not less than all of the shares of Series C Preferred Stock then outstanding and all accrued and unpaid dividends thereon into shares of Common Stock at the then-effective Conversion Price. The Corporation may not deliver a Mandatory Conversion Notice, and any Mandatory Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the Notice Period. In the event that any Mandatory Conversion Notice would result in a violation of Section 4.5 hereof by any Holder of Series C Preferred Stock, then (i) the Mandatory Conversion Notice shall be deemed to relate only to the conversion of the shares of Series C Preferred Stock held by such Holder that would not result in a violation of Section 4.5, and (ii) the Corporation shall have the right to provide a subsequent Mandatory Conversion Notice to such Holder only if (a) a period of no less than thirty (30) days has elapsed between the end of the Notice Period for which the initial Mandatory Conversion Notice was provided and the commencement of a new Measurement Period, (b) the requirements of this Section 4.2 are otherwise complied with, and (c) the Equity Conditions are again satisfied. For the avoidance of doubt, any subsequent Mandatory Conversion Notice would be subject to the provisions of the foregoing sentence. Any mandatory conversion effected pursuant to this Section 4.2 shall be deemed to be effective at 5:00 P.M., New York time, on the last day of the applicable Notice Period (the “Mandatory Conversion Date”).

4.3  Issuance of Certificates; Time Conversion Effected; Buy-In. Within three (3) Business Days after the Conversion Date or Mandatory Conversion Date, as applicable (the “Share Delivery Date”), the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names (with address and tax identification number) as such Holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series C Preferred Stock. If the Corporation shall fail for any reason or no reason to issue to a Holder of Series C Preferred Stock a certificate representing the Conversion Shares within three (3) Business Days of the surrender by such Holder of the certificates representing the shares of Series C Preferred Stock so converted and register such shares of Common Stock on the Corporation’s share register or to credit the Holder’s balance account with the Depository Trust Corporation for such number of shares of Common Stock to which the Holder is entitled upon such conversion, and if on or after such Trading Day the Holder purchases, or another Person purchasers on the Holder’s behalf or for the Holder’s account (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, (i) pay in cash to the Holder the amount, if any, by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the amount obtained by multiplying (x) the number of shares of Common Stock that the Corporation was required to deliver to the Holder in connection with the conversion at issue by (y) the price at which the sell order giving rise to such purchase obligation was executed and (ii) at the option of the Holder, either reissue (if surrendered) the shares of Series C Preferred Stock equal to the number of shares of Series C Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under this Section 4. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss.

4.4.  No Fractional Shares. No fractional shares shall be issued upon conversion of the Series C Preferred Stock into Common Stock. In the event a fractional share of Common Stock would be issued on conversion, the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

4.5. Beneficial Ownership Limitation. The Corporation shall not effect a voluntary conversion of the Series C Preferred Stock, and the Holder of any shares of Series C Preferred Stock shall not have the right to voluntarily convert its shares of Series C Preferred Stock, to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted shares of Series C Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Corporation shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series C Preferred Stock, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Corporation, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% specified in such notice; provided that (i) any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

5.     Adjustment of Conversion Price. The Conversion Price and the number of Conversion Shares shall be adjusted from time to time as follows:

(a)     If and whenever on or after the Subscription Date, the Corporation issues or sells, or in accordance with this Section 5 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding shares of Common Stock deemed to have been issued by the Corporation in connection with any Excluded Securities (the “Additional Shares”) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to (i) in the event of a Dilutive Issuance that occurs or is deemed to occur on or before the Convertibility Date, the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold, and (ii) in the event of a Dilutive Issuance that occurs or is deemed to occur after the Convertibility Date, a price determined as follows:

Adjusted Conversion Price = (A x B) + D

                                                     A+C

where

“A” equals the number of shares of Common Stock outstanding, including the Additional Shares deemed to be issued hereunder, immediately preceding the Dilutive Issuance;

“B” equals the Conversion Price in effect immediately preceding such Dilutive Issuance;

“C” equals the number of Additional Shares issued or deemed issued hereunder as a result of the Dilutive Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Corporation upon such Dilutive Issuance.

For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price or number of Conversion Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Series C Preferred Stock has been or is to be made pursuant to other provisions of this Section 5(a), no further adjustment of the Conversion Price or number of Conversion Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of Conversion Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of Conversion Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) NASDAQ Limitation. Notwithstanding any other provision in this Section 5(a) to the contrary, if a reduction in the Conversion Price pursuant to Section 5(a) or Section 5(d) would require the Corporation to obtain stockholder approval of the offering contemplated by the Purchase Agreement pursuant to Nasdaq Marketplace Rule 5635(d)(2) and such stockholder approval has not been obtained, (i) the Conversion Price shall be reduced to the maximum extent that would not require stockholder approval under such Section, and (ii) no further adjustment to the Conversion Price shall occur pursuant to Section 5(a) or Section 5(d) hereof unless the Corporation obtains such stockholder approval. The Corporation shall not have any obligation to seek such stockholder approval.

(b)     [Reserved]

(c)     If the Corporation at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 5(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d)     If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Board will make an appropriate adjustment in the Conversion Price and the number of Conversion Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 5(d) will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 5.

6.     Rights Upon Distribution of Assets.

(a)     If the Corporation shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

7.     Purchase Rights. In addition to any adjustments pursuant to Section 5 above, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Holder’s Series C Preferred Stock (without regard to any limitations on the conversion thereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

8.     Notices. Upon any adjustment of the Conversion Price, then, and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each Holder of Series C Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In addition, in case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets (other than the Disposition) to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series C Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least fifteen (15) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

9. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series C Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Corporation’s Articles of Incorporation.

10. No Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that are converted into shares of Common Stock as provided herein shall cease to be outstanding and shall be retired and may not be reissued as Series C Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

11. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series C Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Corporation shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred Stock which is being converted.

12. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series C Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock in any manner which interferes with the timely conversion of such Series C Preferred Stock; provided, however, nothing herein shall be construed to prevent the Corporation from setting record dates for the holders of its securities.

13. Voting. In addition to any class voting rights provided by law and this Certificate of Designation, the Holders of Series C Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). With respect to the voting rights of the Holders of the Series C Preferred Stock pursuant to the preceding sentence, each Holder of Series C Preferred Stock shall be entitled to cast a one vote for each share of Common Stock that would be issuable to such Holder upon the conversion of all the shares of Series C Preferred Stock held by such Holder (after giving effect to the provisions of Section 4.5) on the record date for the determination of stockholders entitled to vote.

14. Certain Restrictions. In addition to any other vote of the Holders of Series C Preferred Stock required by law or by the Articles of Incorporation, without the prior consent of the Holders of at least a majority of the Series C Preferred Stock then outstanding, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series C Preferred Stock shall vote together as a class, the Corporation will not:

(a)     authorize, create, designate, establish or issue (whether by merger or otherwise) (i) an increased number of shares of Series C Preferred Stock, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series C Preferred Stock as to dividends or upon liquidation or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series C Preferred Stock or reclassify any shares of Common Stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series C Preferred Stock;

(b)     amend, alter or repeal, whether by merger, consolidation or otherwise, the Articles of Incorporation or Bylaws of the Corporation or the Resolutions contained in this Certificate of Designations of the Series C Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would materially adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series C Preferred Stock or of any other series of preferred stock ranking senior to the Series C Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation;

(c)     directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 5 hereof) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Corporation’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Board) whether in cash, securities or property or in obligations of the Corporation or any Subsidiary; or

(d)     agree to do any of the foregoing.

15. Redemption. From and after the first anniversary of the Closing Date, upon not less than thirty (30) days prior written notice to the Holders (a “Redemption Notice”), which Redemption Notice shall specify the date on which such redemption shall occur (the “Redemption Date”), the Corporation shall have the right to redeem all, but, except as provided below, not less than all, of the issued and outstanding shares of Series C Preferred Stock at a per share redemption price equal to 110% of the Series C Stated Value plus all accrued and unpaid Series C Dividends to and including the Redemption Date (the “Redemption Price”). On the Redemption Date, the Corporation shall pay to each Holder the Redemption Price in immediately available funds to an account previously specified in writing by the Holder unless the Holder has converted its shares of Series C Preferred Stock on or prior to the Redemption Date provided such Holder has delivered the certificates representing its shares of Series C Preferred Stock to the Corporation for surrender (or, in lieu thereof, an appropriate lost security affidavit in the event such certificates shall have been lost or destroyed, together with a customary indemnity agreement) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder). On the Redemption Date, upon the indefeasible payment in full of the Redemption Price, the shares of Series C Preferred Stock so redeemed shall cease to be issued and outstanding and certificates formerly representing the shares of Series C Preferred Stock shall evidence only the right to receive the Redemption Price, without interest, upon the surrender thereof to the Corporation (or, in lieu thereof, an appropriate lost security affidavit in the event such certificates shall have been lost or destroyed, together with a customary indemnity agreement) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder). The Corporation may not deliver a Redemption Notice, and any Redemption Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the period commencing on the date the Redemption Notice is given to the Holders and ending on 5:00 P.M., New York time on the Redemption Date (the “Redemption Notice Period”). In the event that the conversion of all of the shares of Series C Preferred Stock held by a Holder on the Redemption Date would result in a violation of Section 4.5 hereof by such Holder, then (i) the Redemption Notice shall be deemed to relate only to the shares of Series C Preferred Stock held by such Holder, the conversion of which would not result in a violation of Section 4.5, and (ii) the Corporation shall have the right to provide a subsequent Redemption Notice to such Holder only if (a) a period of no less than thirty (30) days has elapsed between the end of the Redemption Notice Period for which the initial Redemption Notice was provided and the commencement of a new Redemption Notice Period, (b) the requirements of this Section 15 are otherwise complied with, and (c) the Equity Conditions are again satisfied. For the avoidance of doubt, any subsequent Redemption Notice would be subject to the provisions of the foregoing sentence.

Shares of Series C Preferred Stock redeemed by the Corporation may not be reissued as Series C Preferred Stock and shall become authorized and undesignated shares of Preferred Stock of the Corporation.

16. No Waiver. Except as otherwise modified or provided for herein, the Holders of Series C Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Minnesota Business Corporation Act.

17. No Impairment. The Corporation will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series C Preferred Stock against impairment.

18. No Preemptive Rights. No Holder of any shares of Series C Preferred Stock shall have any preemptive right to subscribe to any issue of the same or other capital stock of the Corporation.

19. Amendment; Waiver. Any term of the Series C Preferred Stock may be amended or waived (including the adjustment provisions included in Section 5 hereof) upon the written consent of the Corporation and the Holders of at least a majority of the Series C Preferred Stock then outstanding; provided, however, that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series C Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series C Preferred Stock then outstanding.

20. Action By Holders. Any action or consent to be taken or given by the holders of the Series C Preferred Stock may be given either at a meeting of the Holders of the Series C Preferred Stock called and held for such purpose or by written consent.

21. Dispute Resolution. . In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Shares, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Conversion Notice or Mandatory Conversion Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation of the Conversion Price or the Conversion Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Conversion Shares to the Corporation’s independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. The prevailing party in any dispute resolved pursuant to this Section 21 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

IN WITNESS WHEREOF, the undersigned has executed Certificate of Designations, Preferences and Rights this ●th day of June, 2014.

SPEED COMMERCE, INC.

By: ____________________
Name:
Title: